                                                                    EXHIBIT 99.2


         The estimated expenses incurred by the Company in connection with its issuance and distribution of the Securities are set forth in the following table:

                 SEC Registration Fee*                        $  12,500
                 NYSE Listing Fee                                 1,000
                 Blue Sky Fees and Expenses                          --
                 Printing and Engraving Costs                    15,000
                 Rating Agencies' Fees                           53,000
                 Accounting Fees and Expenses                    30,000
                 Legal Fees and Expenses                        250,000
                 Trustee and Registrar Fees                      10,000
                 Miscellaneous                                    3,500
                                                              ---------
                          Total                                 375,000
                                                              =========

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*      On January 12, 2001, the Company filed with the Securities and Exchange
       Commission (the "Commission") a Registration Statement (the "Registration Statement") on Form S-3 for the registration of $300,000,000 billion of various securities. In connection with the filing of such Registration Statement, the Company applied funds previously paid to the Commission to cover the registration fee of $75,000. Because the Securities were issued pursuant to the Registration Statement, the amount set forth represents the amount of the previously paid registration fee properly allocable to the registration of the Securities.